Exhibit 99.1

Presidio Property Trust Announces Pricing of Its Upsized Public Offering of Preferred Stock

San Diego, CA – June 10, 2021 – (NASDAQ: SQFT) Presidio Property Trust (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today announced the closing of its upsized public offering of 800,000 shares of its 9.375% Series D Cumulative Redeemable Perpetual Preferred Stock (the “Series D Preferred Stock”) at a price to the public of $25.00 per share for gross proceeds of $20.0 million, before deducting offering expenses and underwriting commissions. Presidio intends to use the net proceeds for general corporate and working capital purposes, including to potentially acquire additional properties.

Shares of the Series D Preferred Stock began trading on the Nasdaq Capital Market on June 11, 2021, under the symbol “SQFTP”.

The Benchmark Company, LLC acted as sole bookrunning manager for the offering. Aegis Capital Corp., Colliers Securities LLC, and Spartan Capital Securities, LLC acted as co-managers. Presidio has granted the underwriters a 45-day option to purchase up to an additional 120,000 shares of Series D Preferred Stock to cover over-allotments, if any.

The offering of the Series D Preferred Stock will be made only by means of a prospectus. A registration statement on Form S-11 (File No. 333-256150) relating to the offering was declared effective by the Securities and Exchange Commission (“SEC”) on June 10, 2021, and an additional registration statement on Form S-11 filed pursuant to Rule 462(b) (File No. 333-257002) became automatically effective on June 10, 2021.

A copy of the final prospectus relating to the offering was filed with and is available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus may be obtained by contacting The Benchmark Company, LLC, Attn: Prospectus Department, 150 E. 58th Street, 17th Floor, New York, New York 10155 or by calling (212) 312-6700 or by emailing prospectus@benchmarkcompany.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in office, industrial, and retail properties, and model home properties which are triple-net leased to homebuilders. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida and its office, industrial and retail properties are located primarily in Colorado, with properties also located in North Dakota and in Southern California. While geographical clustering of real estate enables Presidio to reduce its operating costs through economies of scale by servicing a number of properties with less staff, it makes Presidio susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company's present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the "Risk Factors" section of the final prospectus relating to the public offering and in the Company's other documents filed with the SEC, copies of which are available on the SEC's website, www.sec.gov.

Investor Relations Contacts:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244